UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 26, 2024
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California Resources Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 World Trade Center
Suite 1500
Long Beach
California	90831
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 848-4754
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
On June 26, 2024, California Resources Corporation, a Delaware corporation (“CRC”), held a special meeting of stockholders (the “Special Meeting”) in connection with CRC’s pending acquisition of Aera Energy, LLC and its operating affiliate Aera Energy Services Company (collectively, the “Aera Companies”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) described in our Current Report on Form 8-K, filed on February 9, 2024.
Item 5.07. Submission of Matters to a Vote of Security Holders.
At the close of business on May 6, 2024, the record date for the Special Meeting, there were 68,265,507 shares of common stock of CRC, par value $0.01 per share (“common stock”) issued and outstanding. At the Special Meeting, the holders of 64,284,719 shares of common stock were represented in person or by proxy, constituting a quorum.
The voting result on the matter presented at the Special Meeting is set forth below.
Proposal No. 1. The proposal to approve, for purposes of complying with Section 312.03 of the NYSE Listed Company Manual, the issuance of shares of common stock, pursuant to the terms of the Merger Agreement was approved upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
63,972,219	225,808	86,692	N/A
No adjournment of the Special Meeting was determined to be necessary or appropriate and, accordingly, the Special Meeting was not adjourned and proceeded to conclusion without consideration of a proposal to adjourn the Special Meeting.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

/s/ Michael L. Preston
Name:	Michael L. Preston
Title:	Executive Vice President, Chief Strategy Officer and General Counsel

DATED: June 26, 2024